UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report:	May 23, 2005
Date of earliest event reported:	May 17, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road
Itasca, Illinois 60143
(Address of principal executive offices) (Zip Code)

(630) 773-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Agreement.

On May 17, 2005, OfficeMax Incorporated (“OfficeMax”) entered into an Amended and Restated Going Public Agreement (the “Amended Agreement”) by and among OfficeMax, Boise Cascade Company (“Boise”), Boise Land & Timber Holdings Corp. (“Timber”), Kooskia Investment Corporation (“Kooskia”) and Forest Products Holdings, L.L.C. (“FPH”).  The Amended Agreement amends and restates in its entirety the original Going Public Agreement (the “Original Agreement”), dated as of April 27, 2005, by and among the same parties in connection with Boise’s potential initial public offering of Class A Common Stock (the “IPO”).

The Amended Agreement sets forth certain rights of OfficeMax with respect to the shares of Series A Preferred Stock and Class B Common Stock of Boise owned by OfficeMax.  OfficeMax acquired its interest in Boise in connection with the acquisition by Boise’s affiliates of OfficeMax’s paper, forest products and timberland assets on October 29, 2004 (the “Acquisition”).  In connection with the Acquisition and following an exchange of securities, OfficeMax was issued approximately 19.9% of Boise’s Series B Common Stock and all of Boise’s Series A Common Stock.

Pursuant to the terms of the Amended Agreement, if the IPO is consummated on or prior to May 31, 2005, FPH agrees to use certain proceeds received in connection with the IPO to purchase from OfficeMax shares of Boise Class B Common Stock owned by OfficeMax for a price per share equal to the IPO offering price less the underwriting discount.  OfficeMax’s obligations to sell FPH the shares of Boise Class B Common Stock are contingent upon OfficeMax providing its written consent to the number of shares of Class A Common Stock to be offered in the IPO and the gross price per share thereof.

The Amended Agreement also incorporates provisions that were included in the Original Agreement.  The Original Agreement memorialized rights and obligations of OfficeMax with respect to the Boise securities that were substantially similar to the rights and obligations arising from the arrangements entered into in connection with the Acquisition.  Among other things, the Amended Agreement provides that if Boise consummates the IPO on or prior to December 31, 2005, Boise shall purchase from OfficeMax all shares of Boise Preferred Stock owned by OfficeMax and shall pay a one-time dividend on all shares of Class B Common Stock equal to the net proceeds received by Boise in the IPO, less amounts used to repurchase Preferred Stock and to repay certain notes.  The Amended Agreement specifies that the aggregate purchase price Boise shall pay to OfficeMax for the Preferred Stock is $36,367,347 plus certain dividends.  OfficeMax has agreed to waive its rights to exercise any piggyback registration rights in connection with the IPO and has further agreed, prior to the date of the IPO, to enter into a lock-up agreement with the underwriters for the IPO.

The Amended Agreement provides further that if Boise consummates the IPO on or prior to December 31, 2005, Timber shall purchase from Kooskia, an affiliate of OfficeMax, all shares of Timber Series A Common Stock owned by Kooskia for an aggregate purchase price of $29,632,653 plus certain dividends, and 95% of the shares of Timber Series B Common Stock owned by Kooskia at the purchase price set forth in the Amended Agreement.

The above summary of the Original Agreement and the Amended Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amended Agreement, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 1.01.

OfficeMax and certain of its affiliates entered into an Asset Purchase Agreement with respect to the Acquisition with FPH and Timber, which is described in Item 5 of OfficeMax’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2004, which description is hereby incorporated by reference into this Item 1.01.

OfficeMax and certain of the other parties to the Amended Agreement (or, in the case of the paper sales agreement, an affiliate of a party to the Amended Agreement) are parties to various other agreements entered into in connection with the Acquisition, including a paper sales agreement, an additional consideration agreement, a registration rights agreement relating to OfficeMax’s interest in Boise (f/k/a Boise Cascade Holdings, L.L.C.) and a security holders agreement relating to OfficeMax’s interest in Boise, each of which is described in Item 1.01 of OfficeMax’s Current Report on Form 8-K field with the Securities and Exchange Commission on November 4, 2004, which descriptions are hereby incorporated by reference in this Item 1.01.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1

Amended and Restated Going Public Agreement dated as of May 17, 2005 by and among OfficeMax Incorporated, Boise Cascade Company, Boise Land & Timber Holdings Corp., Kooskia Investment Corporation and Forest Products Holdings, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad Executive Vice President and General Counsel

Dated:  May 23, 2005

EXHIBIT INDEX

Number	Description

10.1

Amended and Restated Going Public Agreement dated as of May 17, 2005 by and among OfficeMax Incorporated, Boise Cascade Company, Boise Land & Timber Holdings Corp., Kooskia Investment Corporation and Forest Products Holdings, L.L.C.